As filed with the Securities and Exchange Commission on June 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUEST DIAGNOSTICS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1387862 (I.R.S. Employer Identification No.)

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, New Jersey 07071
(201) 393-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo C. Farrenkopf, Jr.
Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, New Jersey 07071
(201) 393-5000
(Name, address, and telephone number
of agent for service)

See Table of Additional Registrants

Copies to:

Stephen T. Giove, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000	Stuart H. Gelfond, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Senior Debt Securities of Quest Diagnostics
Guarantees of Senior Debt Securities of Quest Diagnostics (3)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified price.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

(3)

Registrants listed on the Table of Additional Registrants may fully and unconditionally guarantee on an unsecured basis our senior debt securities. Pursuant to Rule 457(n), no separate fee will be required to be paid in respect of guarantees of our senior debt securities that are being registered concurrently.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
American Medical Laboratories, Incorporated	Delaware	54-1983356
AmeriPath Consolidated Labs, Inc.	Florida	26-0003506
AmeriPath Florida, LLC	Delaware	65-0641688
AmeriPath Hospital Services Florida, LLC	Delaware	16-1702356
AmeriPath Indiana, LLC	Indiana	35-1937874
AmeriPath Kentucky, Inc.	Kentucky	62-1373947
AmeriPath Marketing USA, Inc.	Florida	65-1064707
AmeriPath Michigan, Inc.	Michigan	38-1880648
AmeriPath Mississippi, Inc.	Mississippi	64-0504003
AmeriPath New York, LLC	Delaware	65-0819138
AmeriPath North Carolina, Inc.	North Carolina	56-1272454
AmeriPath Ohio, Inc.	Delaware	31-1483746
AmeriPath Pennsylvania, LLC	Pennsylvania	25-1680680
AmeriPath Philadelphia, Inc.	New Jersey	22-2163419
AmeriPath SC, Inc.	South Carolina	11-3680559
AmeriPath Texas, LP	Delaware	75-2530066
AmeriPath Wisconsin, LLC	Wisconsin	39-1091107
AmeriPath Youngstown Labs, Inc.	Ohio	34-1767704
AmeriPath, Inc.	Delaware	65-0642485
AmeriPath, LLC	Delaware	65-1046888
AML Inc.	Delaware	54-1847385
Anatomic Pathology Services, Inc.	Oklahoma	73-1563221
API No. 2, LLC	Delaware	65-1046886
APL Properties Limited Liability Company	Nevada	86-0864218
Arizona Pathology Group, Inc.	Arizona	86-0864486
Central Plains Holdings, Inc.	Kansas	48-1219588
Central Plains Laboratories, LLC	Kansas	48-1218417
Dermatopathology Services, Inc.	Alabama	63-0984892
Diagnostic Pathology Management Services, LLC	Oklahoma	73-1402878
Diagnostic Reference Services Inc.	Maryland	22-3479439
DPD Holdings, Inc.	Delaware	93-0988106
Enterix Inc.	Delaware	01-0529545
ExamOne World Wide of NJ, Inc.	New Jersey	22-2127674
ExamOne World Wide, Inc.	Pennsylvania	23-2057350
FNA Clinics of America, Inc. (f/k/a Unilab Acquisition Corporation)	Delaware	46-0466856
Focus Diagnostics, Inc.	Delaware	52-1604494
Focus Technologies Holding Company	Delaware	52-1445953
HemoCue, Inc.	California	33-0882550
Kailash B. Sharma, M.D., Inc.	Georgia	58-1416059
LabOne of Ohio, Inc.	Delaware	20-0310967
LabOne, Inc.	Missouri	43-1039532
MetWest Inc.	Delaware	33-0363116
Nichols Institute Diagnostics	California	95-2955451
Ocmulgee Medical Pathology Association, Inc.	Georgia	58-1267100
O’Quinn Medical Pathology Association, LLC	Georgia	58-1303376
Osborn Group Inc.	Delaware	48-1045507
Pathology Building Partnership	Maryland	51-1188454
PCA of Denver, Inc.	Tennessee	62-1721242
PCA of Nashville, Inc.	Tennessee	62-1729315
Peter G. Klacsmann, M.D., Inc.	Georgia	58-1441090

Quest Diagnostics Clinical Laboratories, Inc.	Delaware	38-2084239
Quest Diagnostics Finance Incorporated	Delaware	51-0390179
Quest Diagnostics Holdings Incorporated	Delaware	23-2324658
Quest Diagnostics Incorporated (MD)	Maryland	52-0890739
Quest Diagnostics Incorporated (MI)	Michigan	38-1882750
Quest Diagnostics Incorporated (NV)	Nevada	88-0099333
Quest Diagnostics Investments Incorporated	Delaware	51-0314231
Quest Diagnostics LLC (CT)	Connecticut	06-1460613
Quest Diagnostics LLC (IL)	Illinois	36-4257926
Quest Diagnostics LLC (MA)	Massachusetts	04-3248020
Quest Diagnostics Nichols Institute (f/k/a Quest Diagnostics Incorporated) (CA)	California	95-2701802
Quest Diagnostics Nichols Institute, Inc.	Virginia	54-0854787
Quest Diagnostics of Pennsylvania Inc.	Delaware	22-3137283
Regional Pathology Consultants, LLC	Utah	87-0559208
Rocky Mountain Pathology, LLC	Utah	87-0526913
Sharon G. Daspit, M.D., Inc.	Georgia	58-1626140
Shoals Pathology Associates, Inc.	Alabama	63-0700856
Specialty Laboratories, Inc.	California	95-2961036
Strigen, Inc.	Utah	87-0651722
Systematic Business Services, Inc.	Missouri	43-1336549
TID Acquisition Corp.	Delaware	22-3620117
Unilab Corporation	Delaware	71-0897031

PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 19, 2007

QUEST DIAGNOSTICS INCORPORATED

Debt Securities
Guarantees of Debt Securities

We may offer and sell, from time to time, in one or more offerings, the debt securities we describe in this prospectus, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

Our debt securities may be fully and unconditionally guaranteed on an unsecured basis by our subsidiaries.

We will provide the specific terms of these debt securities in supplements or term sheets to this prospectus. We urge you to read carefully this prospectus, the accompanying prospectus supplements and term sheets, which will describe the specific terms of the securities offered, before you make your investment decision.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2007

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, any pricing supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. As used in this prospectus, the terms “Quest Diagnostics,” “we,” “us” and “our” refer to Quest Diagnostics Incorporated and its consolidated subsidiaries, unless the context clearly indicates otherwise.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual document for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

QUEST DIAGNOSTICS INCORPORATED

The Company

We are the nation’s leading provider of diagnostic testing, information and services, providing insights that enable physicians and other healthcare professionals to make decisions to improve health. We offer patients and physicians the broadest access to diagnostic laboratory services through our nationwide network of laboratories and our own patient service centers. We provide interpretive consultation through the largest medical and scientific staff in the industry, with approximately 900 M.D.’s and Ph.D.’s around the country. We are the leading provider of esoteric testing, including gene-based testing, the leading provider of anatomic pathology services, including dermatopathology, and the leading provider of testing for drugs of abuse. We are also a leading provider of testing for clinical trials and risk assessment services for the life insurance industry. We empower healthcare organizations and clinicians with state-of-the-art information technology solutions that can improve patient care and medical practice.

During 2006, we generated net revenues of $6.3 billion and processed approximately 151 million requisitions for testing. Each requisition form accompanies a patient specimen, indicating the tests to be performed and the party to be billed for the tests. Our customers include patients, physicians, hospitals, employers, governmental institutions and other commercial clinical laboratories. On May 31, 2007, we acquired AmeriPath Group Holdings, Inc., the ultimate parent of AmeriPath, Inc., which generated net revenues of $752 million during 2006.

We operate a nationwide network of greater than 2,100 of our own patient service centers, principal clinical laboratories located in more than 30 major metropolitan areas throughout the United States and approximately 150 smaller “rapid response” laboratories (including, in each case, facilities operated at our joint ventures). We provide full esoteric testing services, including gene-based testing, on both coasts through our Quest Diagnostics Nichols Institute laboratory facilities, located in San Juan Capistrano, California and Chantilly, Virginia, and through our Specialty Laboratories facility located in Valencia, California, as well as infectious and immunologic disease testing through our Focus Diagnostics laboratory facility, located in Cypress, California. Our AmeriPath subsidiary operates 40 outpatient anatomic pathology laboratories and provides inpatient anatomic pathology and medical director services for approximately 200 hospitals throughout the country. We also have laboratory facilities in Mexico City, Mexico, San Juan, Puerto Rico and Heston, England.

We are a Delaware corporation. We are the successor to MetPath Inc., a New York corporation that was organized in 1967. From 1982 to 1996, we were a subsidiary of Corning Incorporated, or Corning. On December 31, 1996, Corning distributed all of the outstanding shares of our common stock to the stockholders of Corning. In August 1999, we completed the acquisition of SmithKline Beecham Clinical Laboratories, Inc., or SBCL, which operated the clinical laboratory business of SmithKline Beecham plc, or SmithKline Beecham.

Our principal executive offices are located at 1290 Wall Street West, Lyndhurst, New Jersey 07071, telephone number: (201) 393-5000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Our subsidiary guarantors do not file separate financial statements with the SEC and do not independently publish their financial statements. Instead, our subsidiary guarantors’ financial condition, results of operations and cash flows are consolidated into our financial statements. Summarized financial information illustrating our subsidiary guarantors’ financial condition, results of operations and cash flows, on a combined basis, is disclosed in the notes to our consolidated financial statements which are incorporated by reference into this prospectus, as noted below. The summarized financial information does not include the subsidiaries recently acquired in our acquisition of AmeriPath Group Holdings, Inc.

The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

We incorporate by reference the documents listed below:

1.	Our current reports on Form 8-K, filed February 5, 2007, February 16, 2007, April 2, 2007, April 16, 2007, April 19, 2007, May 22, 2007, May 31, 2007, June 6, 2007 and June 14, 2007;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

3.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

4.	“Item 8. Financial Statements and Supplementary Data; Index to Consolidated Financial Statements” in the Annual Report on Form 10-K of AmeriPath, Inc., for the fiscal year ended December 31, 2006; and

5.	“Item 1. Financial Statements” in the Quarterly Report on Form 10-Q of AmeriPath, Inc., for the quarter ended March 31, 2007.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.questdiagnostics.com. The contents of the website are not incorporated by reference into this prospectus. You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

Quest Diagnostics Incorporated 1290 Wall Street West Lyndhurst, New Jersey 07071 Attention: Investor Relations (201) 393-5000

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the termination of the offering made hereby.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Some statements and disclosures in this prospectus, or any accompanying prospectus supplement and the documents incorporated herein or therein by reference are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could significantly cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the Litigation Reform Act, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation.

We would like to take advantage of the “safe harbor” provisions of the Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this document. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented or incorporated by reference in this document. The following important factors could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements:

(a) Heightened competition, including increased pricing pressure, competition from hospitals, and competition from physicians.

(b) Impact of changes in payer mix, including any shift from fee-for-service to capitated fee arrangements.

(c) Adverse actions by government or other third-party payers, including unilateral reduction of fee schedules payable to us, competitive bidding, an increase in the practice of negotiating for exclusive arrangements that involve aggressively priced capitated or fee for service payments by healthcare insurers or other payers and threats by third-party payers against physicians and patients that effectively eliminate their choice to use an out-of-network provider under preferred provider organization and similar plans.

(d) The impact upon our testing volume and collected revenue or general or administrative expenses resulting from our compliance with Medicare and Medicaid administrative policies and requirements of third-party payers. These include:

(1) the requirements of Medicare carriers to provide diagnosis codes for many commonly ordered tests and the possibility that third-party payers will increasingly adopt similar requirements;

(2) the policy of the Centers for Medicare and Medicaid Services to limit Medicare reimbursement for tests contained in automated chemistry panels to the amount that would have been paid if only the covered tests, determined on the basis of demonstrable “medical necessity,” had been ordered;

(3) continued inconsistent practices among the different local carriers administering Medicare;

(4) inability to obtain from patients an advance beneficiary notice form for tests that cannot be billed without prior receipt of the form;

(5) the potential need to monitor charges and lower certain fees to Medicare to comply with the Office of the Inspector General’s proposed rule pertaining to exclusion of providers for submitting claims to Medicare containing charges that are substantially in excess of the provider’s usual charges; and

(6) increased challenges in operating as a non-contracted provider with respect to healthcare insurers.

(e) Adverse results from pending or future government investigations, lawsuits or private actions. These include, in particular, significant monetary damages, loss or suspension of

1

licenses, and/or suspension or exclusion from the Medicare and Medicaid programs and/or criminal penalties.

(f) Failure to efficiently integrate acquired businesses and to manage the costs related to any such integration, or to retain key technical, medical and management personnel.

(g) Inability to obtain professional liability or other insurance coverage or a material increase in premiums for such coverage or reserves for self-insurance.

(h) Denial of certification under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, or denial of other licenses for any of our clinical laboratories under the CLIA standards, revocation or suspension of the right to bill the Medicare and Medicaid programs or other adverse regulatory actions by federal, state and local agencies.

(i) Changes in federal, state or local laws or regulations, including changes that result in new or increased federal or state regulation of commercial clinical laboratories, including regulation by the Food and Drug Administration.

(j) Inability to achieve expected benefits from our acquisitions of other businesses.

(k) Inability to achieve additional benefits from our Six Sigma and standardization initiatives.

(l) Adverse publicity and news coverage about the clinical laboratory industry or us.

(m) Computer or other IT system failures that affect our ability to perform tests, report test results or properly bill customers, including potential failures resulting from the standardization of our IT systems and other system conversions, telecommunications failures, malicious human acts (such as electronic break-ins or computer viruses) or natural disasters.

(n) Development of technologies that substantially alter the practice of laboratory medicine, including technology changes that lead to the development of more cost-effective tests such as (1) point-of-care tests that can be performed by physicians in their offices, (2) esoteric tests that can be performed by hospitals in their own laboratories or (3) home testing that can be carried out without requiring the services of clinical laboratories.

(o) Issuance of patents or other property rights to our competitors or others that could prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business.

(p) Development of tests by our competitors or others which we may not be able to license, or usage of our technology or similar technologies or our trade secrets by competitors, any of which could negatively affect our competitive position.

(q) Regulatory delay or inability to commercialize newly licensed tests or technologies or to obtain appropriate reimbursements for such tests.

(r) Inability to obtain or maintain adequate patent and other proprietary rights protections of our products and services or to successfully enforce our proprietary rights.

(s) Impact of any national healthcare information network and the adoption of standards for health information technology interoperability that are incompatible with existing software and hardware infrastructure requiring widespread replacement of systems and/or software.

(t) The impact of the privacy regulations, security regulations and standards for electronic transactions regulations issued under the Health Insurance Portability and Accountability Act of 1996 and any applicable state laws or regulations.

(u) Inability to promptly or properly bill for our services or to obtain appropriate payments for services that we do bill.

(v) Changes in interest rates and changes in our credit ratings from Standard & Poor’s Rating Services and Moody’s Investor Services causing an unfavorable impact on our cost of and access to capital.

(w) Inability to hire and retain qualified personnel or the loss of the services of one or more of our key senior management personnel.

(x) Terrorist and other criminal activities, hurricanes, earthquakes or other natural disasters, which could affect our customers, transportation or systems, or our facilities, and for which insurance may not adequately reimburse us.

2

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or pricing supplement, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for general corporate purposes, which may include, among other things, funding acquisitions or reducing or refinancing indebtedness.

3

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning the historical ratio of earnings to fixed charges for Quest Diagnostics. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

For this purpose, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and one-third of rental expense, representing that portion of rental expense we deemed representative of an appropriate interest factor.

	Three Months Ended March 31,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	5.4x	8.2x	9.9x	9.2x	8.4x	7.2x

4

SECURITIES WE MAY ISSUE

Overview

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell our senior debt securities, or guarantees of our debt securities, in one or more offerings.

The terms of the securities will be determined at the time of offering.

We will refer to the debt securities and the guarantees of the debt securities or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or pricing supplement as the “securities.”

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, we may add to and offer additional securities including secondary securities and guarantees of securities by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

Prospectus Supplement or Pricing Supplement

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement or pricing supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement or pricing supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or pricing supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement or pricing supplement to be provided with this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement, of which this prospectus is a part.

5

DESCRIPTION OF SENIOR DEBT SECURITIES
AND GUARANTEES OF SENIOR DEBT SECURITIES

We may issue senior debt securities from time to time in one or more distinct series. We may also issue guarantees of our senior debt securities from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the senior debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, in this case, The Bank of New York, acting as trustee on your behalf, or other trustee we may select. The indenture will be subject to and governed by the Trust Indenture Act of 1939.

We have filed the indenture as an exhibit to our Securities Act filings and Exchange Act reports that we have filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

The senior debt securities will be issued under an indenture dated as of June 27, 2001 as supplemented by a first supplemental indenture, dated as of June 27, 2001, each among Quest Diagnostics, as issuer, the Initial Subsidiary Guarantors, as guarantors, and The Bank of New York, as trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among Quest Diagnostics, the Subsidiary Guarantors and The Bank of New York, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a sixth supplemental indenture, dated as of October 31, 2005, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York, as further supplemented by a seventh supplemental indenture, dated as of November 21, 2005, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York and as further supplemented by an eighth supplemental indenture, dated as of July 31, 2006, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York and as further supplemented by the ninth supplemental indenture dated September 30, 2006, among Quest Diagnostics, the additional Subsidiary Guarantors and The Bank of New York (collectively, the “Indenture”). The Indenture for the senior debt securities may also be modified by future supplemental indentures. The terms of the senior debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. A copy of the Indenture is available for inspection at the office of the trustee.

6

PLAN OF DISTRIBUTION

We may sell the securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases of the period of their appointment.

By Underwriters

We may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

We may sell securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement or pricing supplement.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement or pricing supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

7

VALIDITY OF THE SECURITIES

The validity of any securities issued hereunder will be passed upon for our company by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Quest Diagnostics (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Quest Diagnostics’ Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of AmeriPath, Inc. incorporated by reference in this prospectus and registration statement for the year ended December 31, 2006 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

8

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC registration fee, are estimated.

Securities and Exchange Commission registration fee	*
Legal fees and expenses	$150,000
Trustee’s fees and expenses	$20,000
Accounting fees and expenses	$200,000
Printing expenses	$30,000
Miscellaneous	$30,000

Total	$430,000

* Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.

Item 15. Indemnification of Directors and Officers.

Limitation on Liability of Directors

Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Paragraph 11 of our certificate of incorporation (the “Certificate”) eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for (1) any breach of the duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 of the Certificate grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or enterprise.

Paragraph 11 of the Certificate further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Paragraph 11. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors.

In addition, Paragraph 11 of the Certificate provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.

In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 of the Certificate allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee’s heirs, executors and administrators.

Paragraph 11 of the Certificate further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows us to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

Each of the form of underwriting agreement to be filed as Exhibits 1.1, 1.2 and 1.3 hereto will provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Certificate authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage of our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

Item 16. Exhibits and Financial Statements Schedules.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of senior debt securities offered (if the total dollar value of senior debt securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the senior debt securities offered therein, and the offering of such senior debt securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the senior debt securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of senior debt securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the senior debt securities in the registration statement to which the prospectus relates, and the offering of such senior debt securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the senior debt securities, the undersigned registrant undertakes that in a primary offering of senior debt securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the senior debt securities to the purchaser, if the senior debt securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such senior debt securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its senior debt securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the senior debt securities offered therein, and the offering of such senior debt securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the senior debt securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)

/s/ Robert A. Hagemann Robert A. Hagemann	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Thomas F. Bongiorno Thomas F. Bongiorno	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)

/s/ John C. Baldwin John C. Baldwin, MD.	Director

/s/ Jenne K. Britell Jenne K. Britell, Ph.D.	Director

/s/ William F. Buehler William F. Buehler	Director

/s/ Rosanne Haggerty Rosanne Haggerty	Director

/s/ Gary M. Pfeiffer Gary M. Pfeiffer	Director

Signature	Title

/s/ Daniel C. Stanzione Daniel C. Stanzione, Ph.D.	Director

/s/ Gail R. Wilensky Gail R. Wilensky, Ph.D	Director

/s/ John B. Ziegler John B. Ziegler	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS HOLDINGS INCORPORATED

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS CLINICAL
LABORATORIES, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS NICHOLS INSTITUTE

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS INCORPORATED (NV)

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS INCORPORATED (MD)

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS LLC (IL)

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS LLC (CT)

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS LLC (MA)

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS INCORPORATED (MI)

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS OF PENNSYLVANIA INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AML INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERICAN MEDICAL LABORATORIES INCORPORATED

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

APL PROPERTIES LIMITED LIABILITY COMPANY

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

METWEST INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

NICHOLS INSTITUTE DIAGNOSTICS

By:	/s/ John G. Hurrell Name: John G. Hurrell Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

QUEST DIAGNOSTICS NICHOLS INSTITUTE, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

DPD HOLDINGS, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

DIAGNOSTIC REFERENCE SERVICES INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

PATHOLOGY BUILDING PARTNERSHIP

By: Quest Diagnostics Incorporated (MD)

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Athens, State of Georgia, on June 18, 2007.

QUEST DIAGNOSTICS INVESTMENTS INCORPORATED

By:	/s/ Robert S. Galen Name: Robert S. Galen Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Robert S. Galen Robert S. Galen	President and Director

/s/ Louis M. Heidelberger Louis M. Heidelberger	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Athens, State of Georgia, on June 18, 2007.

QUEST DIAGNOSTICS FINANCE INCORPORATED

By:	/s/ Robert S. Galen Name: Robert S. Galen Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Robert S. Galen Robert S. Galen	President and Director

/s/ Louis M. Heidelberger Louis M. Heidelberger	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

UNILAB CORPORATION

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

FNA CLINICS OF AMERICA, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

LABONE, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

/s/ Catherine T. Doherty Catherine T. Doherty	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

EXAMONE WORLD WIDE, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

EXAMONE WORLD WIDE OF NJ, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

CENTRAL PLAINS HOLDINGS, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

CENTRAL PLAINS LABORATORIES, LLC

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

LABONE OF OHIO, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

OSBORN GROUP INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

SYSTEMATIC BUSINESS SERVICES, INC.

By:	/s/ Surya N. Mohapatra Name: Surya N. Mohapatra, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Chief Executive Officer and Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

FOCUS TECHNOLOGIES HOLDING COMPANY

By:	/s/ Joan E. Miller Name: Joan E. Miller Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Joan E. Miller Joan E. Miller	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

FOCUS DIAGNOSTICS, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

                                     ENTERIX INC.

By:	/s/ Paul Rust Name: Paul Rust Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities and on the dates as indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Robert A. Hagemann Robert A. Hagemann	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

HEMOCUE, INC.

By:	/s/ Paul Rust Name: Paul Rust Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Paul Rust Paul Rust	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH CONSOLIDATED LABS, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH FLORIDA, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Florida, LLC.

/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Florida, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH HOSPITAL SERVICES FLORIDA, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Hospital Services Florida, LLC.

/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Hospital Services Florida, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH INDIANA, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Indiana, LLC

/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Indiana, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH KENTUCKY, INC.

By:	/s/Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH MARKETING USA, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH MICHIGAN, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director

Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller	Director

Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH MISSISSIPPI, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director

Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller	Director

Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH NEW YORK, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director of AmeriPath, Inc., the sole member of AmeriPath
New York, LLC
Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller	Director of AmeriPath, Inc., the sole member of AmeriPath
New York, LLC
Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH NORTH CAROLINA, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director

Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller	Director

Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH OHIO, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director

Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller
Director
Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH PENNSYLVANIA, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Pennsylvania, LLC
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Pennsylvania, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH PHILADELPHIA, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH SC, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH TEXAS, LP.

By: AmeriPath, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath LLC, the general partner of AmeriPath Texas, L.P
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath LLC, the general partner of AmeriPath Texas, L.P

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH YOUNGSTOWN LABS, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH WISCONSIN, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Wisconsin, LLC
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath Wisconsin, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

AMERIPATH, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath, LLC
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of AmeriPath, Inc., the sole member of AmeriPath, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

ANATOMIC PATHOLOGY SERVICES, INC.

By:	/s/ Joan E. Miller

Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director

Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller	Director

Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

API NO. 2, LLC

By:	/s/ Joan E. Miller

Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of API No. 2, LLC
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of Ameripath, Inc., the sole member of API No. 2, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

ARIZONA PATHOLOGY GROUP, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

DERMATOPATHOLOGY SERVICES, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

DIAGNOSTIC PATHOLOGY MANAGEMENT
SERVICES, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of AmeriPath, Inc., the sole member of Diagnostic Pathology Management Services, LLC
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of AmeriPath, Inc., the sole member of Diagnostic Pathology Management Services, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

KAILASH B. SHARMA, M.D., INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

OCMULGEE MEDICAL PATHOLOGY
ASSOCATION, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

O’QUINN MEDICAL PATHOLOGY
ASSOCIATION, LLC

By:	/s/ Joan E. Miller

Name: Joan E. Miller, Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director of AmeriPath, Inc., the sole member of O’Quinn Medical Pathology Association, LLC

Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller	Director of AmeriPath, Inc., the sole member of O’Quinn Medical Pathology Association, LLC

Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

PCA OF DENVER, INC.

By:	/s/ Joan E. Miller

Name: Joan E. Miller, Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director

Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller	Director

Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

PCA OF NASHVILLE, INC.

By:	/s/ Joan E. Miller

Name: Joan E. Miller, Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra	Director

Surya N. Mohapatra, Ph.D.

/s/ Joan E. Miller	Director

Joan E. Miller, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

PETER G. KLACSMANN, M.D., INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

REGIONAL PATHOLOGY CONSULTANTS,
LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of Strigen, Inc., the sole member of Regional Pathology Consultants, LLC
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of Strigen, Inc., the sole member of Regional Pathology Consultants, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

ROCKY MOUNTAIN PATHOLOGY, LLC

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director of Strigen, Inc., the sole member of Rocky Mountain Pathology, LLC
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director of Strigen, Inc., the sole member of Rocky Mountain Pathology, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

SHARON G. DASPIT, M.D., INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

SHOALS PATHOLOGY ASSOCIATES, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

SPECIALTY LABORATORIES, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director

/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

STRIGEN, INC.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of New Jersey, on June 18, 2007.

TID ACQUISITION CORP.

By:	/s/ Joan E. Miller Name: Joan E. Miller, Ph.D. Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 18, 2007 by the following persons in the capacities indicated.

Each individual whose signature appears below constitutes and appoints Michael E. Prevoznik and Leo C. Farrenkopf, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Surya N. Mohapatra Surya N. Mohapatra, Ph.D.	Director
/s/ Joan E. Miller Joan E. Miller, Ph.D.	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
*1.1	Form of Underwriting Agreement for Debt Securities.
3.1	Restated Certificate of Incorporation of Quest Diagnostics Incorporated (filed as an exhibit to the Company’s current report on Form 8-K dated May 31, 2001 and incorporated herein by reference).
3.2

Certification of Amendment to Restated Certificate of Incorporation of Quest Diagnostics Incorporated (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference).

3.3	Amended and Restated By-Laws of Quest Diagnostics Incorporated (filed as an exhibit to the Company’s 2000 annual report on Form 10-K and incorporated herein by reference).
4.1

Indenture dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and the Trustee (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference).

4.2

First Supplemental Indenture, dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and the Trustee to the Indenture (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference).

4.3

Second Supplemental Indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors, and the Trustee to the Indenture (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: November 26, 2001) and incorporated herein by reference).

4.4

Third Supplemental Indenture, dated as of April 4, 2002, among Quest Diagnostics, the Additional Subsidiary Guarantors, and the Trustee to the Indenture (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: April 1, 2002) and incorporated herein by reference).

4.5

Fourth Supplemental Indenture dated as of March 19, 2003, among Unilab Corporation (f/k/a Quest Diagnostics Newco Incorporated), Quest Diagnostics Incorporated, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.6

Fifth Supplemental Indenture dated as of April 16, 2004, among Unilab Acquisition Corporation (d/b/a FNA Clinics of America), Quest Diagnostics Incorporated, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference).

4.7

Sixth Supplemental Indenture dated as of October 31, 2005, among Quest Diagnostics Incorporated, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: October 31, 2005) and incorporated herein by reference).

4.8

Seventh Supplement Indenture dated as of November 21, 2005, among Quest Diagnostics Incorporated, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: November 21, 2005) and incorporated herein by reference).

4.9

Eighth Supplemental Indenture, dated as of July 31, 2006, among the Company, The Bank of New York and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: August 2, 2006) and incorporated herein by reference).

E-1

Exhibit Number	Description of Exhibit
4.10

Ninth Supplemental Indenture, dated as of September 30, 2006, among the Company, The Bank of New York and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: October 4, 2006) and incorporated herein by reference).

†5.1	Opinion of Shearman & Sterling LLP.
†12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
†23.2	Consent of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Quest Diagnostics Incorporated.
†23.3	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included in signature pages).
†25.1	Form T-1 Statement of Eligibility of the Senior Indenture Trustee.

*	Executed versions of this document will, if applicable, be filed by current report on Form 8-K after the issuance of the securities to which they relate.

†	Filed herewith.

E-2